CAPITAL CITY BANK GROUP, INC. ANNOUNCES QUARTERLY CASH DIVIDEND AND STOCK REPURCHASE PROGRAM

TALLAHASSEE, Fla., February 27, 2014 -- Capital City Bank Group, Inc. (NASDAQ: CCBG) announced today that its Board of Directors approved the reinstatement of a quarterly cash dividend as well as a new stock repurchase program. The Board declared a cash dividend of $0.02 per common share. The dividend is payable on March 24, 2014, to shareowners of record at the close of business on March 10, 2014. This is the first dividend declared since quarterly cash dividends were suspended in the fourth quarter of 2011.

"The announcement of this dividend is supported by significant improvement in our financial performance," said William G. Smith, Chairman, President, and CEO of Capital City Bank Group. "Throughout the economic downturn, we remained focused on preserving our capital, and we are proud of the fact we were able to manage through this cycle without taking TARP or raising any additional capital. Given our profitability over the last six quarters, we are reinstating a dividend and rewarding our shareowners for their continued loyalty and support."

Under the newly approved stock repurchase program, the company is authorized to repurchase up to 1.5 million shares of its common stock over the next five years, from time to time, in the open market or through private transactions, as market conditions warrant. However, the new stock repurchase program does not obligate the Company to repurchase any specified number of shares of its common stock. Currently, the company has approximately 17.4 million shares of common stock issued and outstanding. In connection with the approval of the new stock repurchase program, the Board terminated the company’s existing stock repurchase program.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (Nasdaq:CCBG) is one of the largest publicly traded bank holding companies headquartered in Florida and has approximately $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 63 full-service offices and 71 ATMs in Florida, Georgia and Alabama. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially. The following factors, among others, could cause the Company’s actual results to differ: the adequacy of our cash flow and earnings and other conditions that may affect our ability to pay our quarterly dividend at the planned level or repurchase share of our common stock; volatility of our stock price; future decisions of the Company’s Board of Directors to continue payments to shareowners in the form of a dividend on a quarterly or other basis relative to alternative uses of funds; future decisions by the Company’s Board of directors to repurchase shares of common stock relative to alternative uses of funds; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate used for the Company’s loan loss provision and deferred tax valuation allowance; legislative or regulatory changes, including the Dodd-Frank Act and Basel III; the strength of the U.S. economy and the local economies where the Company conducts operations; the frequency and magnitude of foreclosure of the Company’s loans; restrictions on our operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; the effects of security breaches and computer viruses that may affect the Company’s computer systems; the Company’s need and our ability to incur additional debt or equity financing; a decrease to the market value of the Company that could result in an impairment of goodwill; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing. Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this Press Release speak only as of the date of this Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.